FORM OF
                               SEVERANCE AGREEMENT

     This SEVERANCE AGREEMENT is entered into this 15th day of May, 2001, by and between Centennial Bancorp, an Oregon corporation (the "Corporation"), and ________________, _________________ (the "Executive") of Centennial Bank, an
Oregon-chartered bank and wholly owned subsidiary of the Corporation.

     WHEREAS, the Executive is an executive of Centennial Bank, and in that capacity the Executive has made and is expected to continue to make major contributions to the profitability, growth and financial strength of the Corporation;

     WHEREAS, the Corporation recognizes that, as is the case for most companies, the possibility of a Change in Control (as defined in Section 1(c)) exists;

     WHEREAS, the Corporation desires to assure itself of the current and future continuity of management and desires to establish minimum severance benefits for officers and other key employees, including the Executive, if a Change in Control occurs;

     WHEREAS, the Corporation wishes to ensure that officers and other key employees are not practically disabled from discharging their duties if a proposed or actual transaction involving a Change in Control arises;

     WHEREAS, the Corporation desires to provide additional inducement for the Executive to continue to remain in the ongoing employ of the Corporation or its subsidiaries; and

     WHEREAS, none of the conditions or events included in the definition of the term "golden parachute payment" that is set forth in ss.18(k)(4)(A)(ii) of the Federal Deposit Insurance Act [12 U.S.C. 1828(k)(4)(A)(ii)] and in Federal Deposit Insurance Corporation Rule 359.1(f)(1)(ii) [12 CFR 359.1(f)(1)(ii)] exists or, to the best knowledge of the Corporation, is contemplated insofar as the Corporation is concerned.

     NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. CHANGE IN CONTROL COMBINED WITH EMPLOYMENT TERMINATION

     (a) Termination of Executive Within a Year after a Change in Control. If a Change in Control occurs during the term of this Agreement and if either of the following occurs, the Executive shall be entitled to the severance and termination benefits specified in Section 2 of this Agreement:

     (1) Termination by the Corporation or a Subsidiary: the Executive's employment with the Corporation or its Subsidiary(ies) is involuntarily terminated within one year after a Change in Control, except for


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          termination under Section 4 of this Agreement. For purposes of this
          Agreement, "Subsidiary" means an entity in which the Corporation directly or indirectly beneficially owns 50% or more of the outstanding voting securities; or

     (2) Termination by the Executive for Good Reason: the Executive terminates his employment with the Corporation or Subsidiary(ies) for Good Reason (as defined in Section 3) within one year after a Change in Control.

     If the Executive is removed from office or if his employment terminates after discussions with a third party regarding a Change in Control commence, and if those discussions ultimately conclude with a Change in Control, then for purposes of this Agreement the removal of the Executive or termination of his employment shall be deemed to have occurred after the Change in Control.

     (b) Termination by the Executive During a 30-day Period One Year after a Change in Control. The Executive shall also be entitled to the severance and termination benefits under Section 2 of this Agreement if he terminates employment with the Corporation or Subsidiary(ies) for any reason or for no reason during the 30-day period immediately after the first anniversary of the first occurrence of a Change in Control.

     (c) Definition of Change in Control. For purposes of this Agreement, "Change in Control" means any of the following events occur:

     (1) Merger: the Corporation merges into or consolidates with another corporation, or merges another corporation into the Corporation, and as a result less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were the holders of the Corporation's voting securities immediately before the merger or consolidation. For purposes of this Agreement, the term "person" means an individual, corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or other entity;

     (2) Acquisition of Significant Share Ownership: a report on Schedule 13D or Schedule TO (or any successor schedule, form or report) is filed or is required to be filed under Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, if the schedule discloses that the filing person or persons acting in concert has or have become the beneficial owner of 25% or more of a class of the Corporation's voting securities (but this clause (2) shall not apply to beneficial ownership of voting shares of the Corporation held by a Subsidiary of the Corporation in a fiduciary capacity);

     (3) Change in Board Composition: during any period of two consecutive years, individuals who constitute the Board of Directors of the Corporation at the beginning of the two-year period cease for any reason to constitute at least a majority thereof; provided, however, that -- for purposes of this clause (3) -- each


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          director who is first elected by the Board (or first nominated by the
          Board for election by shareholders) by a vote of at least two-thirds (2/3) of the directors who were directors at the beginning of the period shall be deemed to have been a director at the beginning of the two-year period;

     (4) Sale of Assets: the Corporation sells to a third party substantially all of the Corporation's assets; or

     (5) Disclosure of a Change in Control: the Corporation files a report or proxy statement with the Securities and Exchange Commission pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934 disclosing -- in response to Rules 165 or 425, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) -- that a change in control of the Corporation has occurred or will occur under any existing contract or pending transaction.

     Notwithstanding this definition of Change in Control,

     o The Board May Make an Exception If It Continues to Control the Resulting Corporation's Board: if the individuals who constitute the directors of the Corporation at the time a specific transaction described in Section 1(c)(1) or 1(c)(4) is first presented or disclosed to the Board will-- according to the terms of the definitive agreement for the transaction-- constitute a majority of the members of the Board of Directors of the resulting corporation or acquiring person immediately after the transaction, then, before an event that would otherwise constitute a Change in Control, the Board may determine by majority vote that the specific transaction does not constitute a Change in Control under Section 1(c)(1) or 1(c)(4); and

     o The Board May Make an Exception If the Corporation or Related Entities Acquire Significant Share Ownership: unless otherwise determined in a specific case by majority vote of the Board, a "Change in Control" shall not be deemed to have occurred for purposes of Section 1(c)(2) or 1(c)(5) solely because (1) the Corporation, (2) a Subsidiary, or
          (3) any employee stock ownership plan or any other employee benefit plan of the Corporation or any Subsidiary either files or becomes obligated to file a report or a proxy statement under or in response to Rule 165 or Rule 425 under the Securities Act of 1933 or Schedule 13D, Schedule TO, Schedule 13E-3, Form 8-K or Schedule 14A under the Securities Exchange Act of 1934 (or any successor schedule, form or report or item therein) disclosing beneficial ownership by it of voting securities of the Corporation, whether in excess of 25% or otherwise, or because the Corporation reports that a change in control of the Corporation has occurred or will occur in the future because of such beneficial ownership.


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2. SEVERANCE AND TERMINATION BENEFITS

     (a) Severance and Termination Benefits. The severance and termination benefits to which the Executive is entitled under Section 1 are as follows:

     (1) Lump Sum Payment: the Corporation shall make a lump sum payment to the Executive in an amount in cash equal to the Executive's annual compensation. For purposes of this Agreement, annual compensation means (a) the Executive's then current base salary, plus (b) any bonuses or incentive compensation earned for the calendar year immediately preceding the year in which the Change in Control occurs, regardless of when the bonus(es) or incentive compensation earned for the preceding calendar year is paid. The amount payable to the Executive hereunder shall not be reduced to account for the time value of money or discounted to present value. The payment required under this Section 2(a)(1) is payable no later than 5 business days after the date the Executive's employment terminates. If the Executive terminates employment for Good Reason, the date of termination shall be the date specified by the Executive in his notice of termination.

     (2) Benefit Plans: the Corporation shall cause the Executive to become fully vested in any qualified and nonqualified plans, programs or arrangements in which the Executive participated, notwithstanding any provisions contained in the respective agreement of the plan, program or arrangement. The Corporation also shall contribute or cause a Subsidiary to contribute to the Executive's 401(k) Plan account and his Centennial Bank Employee Savings and Profit Sharing Plan account the matching and profit sharing contribution, if any, that would have been paid had the Executive's employment not terminated before the end of the plan year.

     (b) No Mitigation Required. The Corporation hereby acknowledges that it will be difficult and could be impossible (1) for the Executive to find reasonably comparable employment after his employment terminates, and (2) to measure the amount of damages the Executive may suffer as a result of termination. Additionally, the Corporation acknowledges that its general severance pay plans do not provide for mitigation, offset or reduction of any severance payment received thereunder. Accordingly, the Corporation further acknowledges that the payment of severance and termination benefits by the Corporation under this Agreement is reasonable and will be liquidated damages, and the Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor will any profits, income, earnings or other benefits from any source whatsoever create any mitigation, offset, reduction or any other obligation on the part of the Executive hereunder or otherwise.

3. GOOD REASON

     (a) Definition of Good Reason. For purposes of this Agreement, "Good Reason" means the occurrence of any of the events or conditions described in clauses (1) through (6) hereof without the Executive's express written consent:


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     (1)  Change in Office or Position or Termination as a Director: failure to elect or reelect or otherwise to maintain the Executive in the office or position, or a substantially equivalent office or position, of or with the Corporation or a Subsidiary that the Executive held immediately before the Change in Control, or the removal or failure to nominate the Executive as a director of the Corporation (or any successor thereto) if the Executive shall have been a director of the Corporation immediately before the Change in Control;

     (2)  Adverse Change in the Scope of His Duties or Compensation and
          Benefits:

          (a) a significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties associated with the Executive's position with the Corporation or a Subsidiary compared to the nature or scope of the authorities, powers, functions, responsibilities or duties associated with the position immediately before the Change in Control;

          (b) a reduction in the aggregate of the Executive's annual compensation received from the Corporation or a Subsidiary; or

          (c) the termination or denial of the Executive's rights to benefits under the Corporation's or a Subsidiary's benefit, compensation and incentive plans and arrangements or a reduction in the scope or value thereof, which situation is not remedied within 10 calendar days after written notice to the Corporation from the Executive;

     (3) Adverse Change in Circumstances: the Executive determines that a change in circumstances has occurred after a Change in Control, including without limitation a change in the scope of the business or other activities for which the Executive is responsible compared to his responsibilities immediately before the Change in Control, (a) which renders the Executive substantially unable to carry out, substantially hinders the Executive's performance of, or causes the Executive to suffer a substantial reduction in, any of the authorities, powers, functions, responsibilities or duties associated with the office or position held by the Executive immediately before the Change in Control, and (b) which situation is not remedied within 10 calendar days after written notice to the Corporation from the Executive of such determination. Provided his determination is made in good faith, the Executive's determination will be conclusive and binding upon the parties hereto. The Executive's determination will be presumed to have been made in good faith, unless the Corporation establishes by clear and convincing evidence that it was not made in good faith;

     (4) Liquidation and Merger of the Corporation or a Subsidiary: the liquidation, dissolution, merger, consolidation or reorganization of the Corporation or Centennial Bank or transfer of all or substantially all of the business or assets of either the Corporation or Centennial Bank, unless the successor or successors (by liquidation, merger, consolidation, reorganization, transfer or otherwise) to which


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          all or substantially all of the business or assets have been transferred (directly or by operation of law) assumes all duties and obligations of the Corporation under this Agreement;

     (5) Relocation of the Executive: the Corporation or Centennial Bank relocates its principal executive offices, or requires the Executive to have his principal location of work changed, to any location that is more than 25 miles from the location thereof immediately before the Change in Control, or requires the Executive to travel away from his office in the course of discharging his responsibilities or duties hereunder at least 20% more (in terms of aggregate days in any calendar year or in any calendar quarter when annualized for purposes of comparison to any prior year) than was required of Executive in any of the three full years immediately before the Change in Control; or

     (6) Breach of this Agreement: without limiting the generality or effect of the foregoing, any material breach of this Agreement by the Corporation or any successor thereto.

     (b) No Effect on Employee Benefits. Termination by the Corporation under
Section 1(a)(1) (termination within one year after a Change in Control), termination by the Executive under Section 1(a)(2) (termination for Good Reason) and termination by the Executive under Section 1(b) (termination during the 30-day period after the first anniversary of a Change in Control) will not affect any rights the Executive may have under any benefit, compensation or incentive agreement, policy, plan, program or arrangement of the Corporation or a Subsidiary, which rights shall be governed by the terms thereof.

4. TERMINATION FOR WHICH NO SEVERANCE OR TERMINATION BENEFITS ARE PAYABLE

     (a) No Severance for Termination for Cause. Anything in this Agreement to the contrary notwithstanding, under no circumstance shall the Executive be entitled to severance or termination benefits if his employment terminates for Cause.

     (1) Cause Means Commission of Any of the Following Acts: For purposes of this Agreement, "Cause" means the Executive shall have committed any of the following acts:

          (a) Fraud, Embezzlement or Theft: an intentional act of fraud, embezzlement or theft in connection with his duties or in the course of his employment with the Corporation or a Subsidiary;

          (b) Intentional Harm: intentional wrongful damage to property of the Corporation or a Subsidiary, causing material harm to the Corporation or a Subsidiary;


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          (c)  Disclosure of Trade Secrets: intentional wrongful disclosure of secret processes or confidential information of the Corporation or a Subsidiary, causing material harm to the Corporation or a Subsidiary;

          (d) Competing with the Corporation or a Subsidiary: intentional wrongful engagement in any competitive activity during the term of the Executive's employment. For purposes of this Agreement, competitive activity means the Executive's participation, without the written consent of an officer of the Corporation, in the management of any business enterprise if (1) the enterprise engages in substantial and direct competition with the Corporation or a Subsidiary, (2) the enterprise's revenues derived from any product or service competitive with any product or service of the Corporation or a Subsidiary amounted to 10% or more of such enterprise's revenues for its most recently completed fiscal year, and (3) the Corporation's revenues from the product or service amounted to 10% of the Corporation's revenues for its most recently completed fiscal year, or a Subsidiary's revenues from the product or service amounted to 10% of a Subsidiary's revenues for its most recently completed fiscal year. A competitive activity does not include mere ownership of securities in any such enterprise and the exercise of rights appurtenant thereto, provided the Executive's share ownership does not give him practical or legal control of the enterprise. For this purpose, ownership of less than 5% of the enterprise's outstanding voting securities shall conclusively be presumed to be insufficient for practical or legal control, and ownership of more than 50% shall conclusively be presumed to constitute practical and legal control.

                    If the Executive is now or hereafter becomes subject to an agreement not to compete with the Corporation or a Subsidiary, a breach by the Executive of that other noncompetition agreement shall be grounds for denial of severance and termination benefits for Cause under this clause (d) of Section 4(a)(1). But if the Executive engages in a competitive activity under circumstances justifying denial of severance or termination benefits for Cause under this clause (d), that shall not necessarily be grounds for concluding that the Executive has also breached the other noncompetition agreement to which he is or may become subject. This clause (d) is not intended to and shall not be construed to supersede or amend any provision of an employment or noncompetition agreement to which the Executive is or may become subject. This clause (d) does not grant to the Executive any right or privilege to engage in other activities or enterprises, whether in competition with the Corporation or a Subsidiary or otherwise; or

          (e) Termination for Cause under an Employment Agreement: any actions that have caused the Executive to be terminated for cause under any


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          employment agreement existing on the date hereof or hereafter entered into between the Executive and the Corporation or a Subsidiary.

     (2) Definition of "Intentional": For purposes of this Agreement, no act or failure to act on the part of the Executive shall be deemed to have been intentional if it was due primarily to an error in judgment or negligence. An act or failure to act on the Executive's part shall be considered intentional if it is not in good faith and if it is without a reasonable belief that the action or failure to act is in the best interests of the Corporation.

     (3) Termination for Cause Can Occur Solely by Formal Board Action. The Executive shall not be deemed to have been terminated for Cause under this Agreement unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of at least three-fourths (3/4) of the directors of the Corporation then in office at a meeting of the Board of Directors called and held for such purpose, which resolution shall (a) contain findings that, in the good faith opinion of the Board, the Executive has committed an act constituting Cause and (b) specify the particulars thereof in detail. Notice of that meeting and the proposed termination for Cause shall be given to the Executive a reasonable amount of time before the Board's meeting. The Executive and his counsel (if the Executive chooses to have counsel present) shall have a reasonable opportunity to be heard by the Board at the meeting. Nothing in this Agreement limits the Executive's or his beneficiaries' right to contest the validity or propriety of the Board's determination of Cause, and they shall have the right to contest the validity or propriety of the Board's determination of Cause even if that right does not exist under any employment agreement of the Executive.

     (b) No Severance under this Agreement for the Executive's Death or Disability. Anything in this Agreement to the contrary notwithstanding, under no circumstance shall the Executive be entitled to severance payments or termination benefits if

     (1) Death: the Executive dies while actively employed by the Corporation or a Subsidiary; or

     (2) Disability: the Executive becomes totally disabled while actively employed by the Corporation or a Subsidiary. For purposes of this agreement, the term "totally disabled" means that because of injury or sickness the Executive is unable to perform his duties.

     The benefits, if any, payable to the Executive or his beneficiary(ies) or estate relating to his death or disability shall be determined solely by such benefit plans or arrangements as the Corporation or a Subsidiary may have with the Executive relating to death or disability, not this Agreement.


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5. TERM OF AGREEMENT

     The initial term of this Agreement shall be for a period of three years, commencing May 15, 2001. On the first anniversary of the May 15, 2001 effective date of this Agreement, and on each anniversary thereafter, the Agreement shall be extended automatically for one additional year, but only if the Board of Directors determines (a) that the Executive's performance has met the Board's requirements and standards and (b) that the term shall be extended. If the Board of Directors determines not to extend the term, it shall promptly notify the Executive. References herein to the term of this Agreement shall refer to the initial term, as the same may be extended. Unless sooner terminated, this Agreement shall terminate when the Executive reaches age 65. If the Board decides not to extend the term of this Agreement, this Agreement shall nevertheless remain in force until its term expires. The Board's decision not to extend the term of this Agreement shall not -- by itself -- give the Executive any rights under this Agreement to claim an adverse change in his position, compensation or circumstances or otherwise to claim entitlement to severance or termination benefits under this Agreement.

6. THIS AGREEMENT IS NOT AN EMPLOYMENT CONTRACT

     The parties hereto acknowledge and agree that (a) this Agreement is not a management or employment agreement and (b) nothing in this Agreement shall give the Executive any rights or impose any obligations to continued employment by the Corporation or any Subsidiary or successor of the Corporation, nor shall it give the Corporation any rights or impose any obligations for the continued performance of duties by the Executive for the Corporation or any Subsidiary or successor of the Corporation.

7. PAYMENT OF LEGAL FEES

     (a) The Executive May Enforce this Agreement Through Legal Action. The Corporation irrevocably authorizes the Executive to retain from time to time counsel of Executive's choice to advise and represent him in the interpretation, enforcement or defense of the parties' rights and responsibilities under this Agreement, if:

     (1) the Executive concludes that the Corporation has failed to comply with any of its obligations under this Agreement, or

     (2) if the Corporation or any or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, the Executive the benefits provided or intended to be provided to the Executive under this Agreement, including without limitation the initiation or defense of any litigation or other legal action, whether by or against the Corporation or any director, officer, stockholder or other person affiliated with the Corporation, in any jurisdiction.

     (b) Fees and Expenses Will Be Paid by the Corporation. The Corporation desires that the Executive not be required to incur legal fees and the related costs and expenses associated with the interpretation, enforcement or defense of Executive's rights under this Agreement by


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litigation or otherwise, because the amounts thereof would substantially detract from the benefits intended to be extended to the Executive under this Agreement. Therefore, even if the Executive does not prevail in whole or in part in the litigation or other legal action associated with the interpretation, enforcement or defense of Executive's rights under this Agreement, the Corporation hereby agrees to pay and be solely financially responsible for any and all attorneys' and related fees, costs and expenses incurred by the Executive in the litigation or other legal action, up to a maximum of $50,000. The fees and expenses of counsel selected by the Executive shall be paid or reimbursed to the Executive by the Corporation on a regular, periodic basis, upon presentation by the Executive of a statement or statements prepared by such counsel in accordance with counsel's customary practices. Anything herein to the contrary notwithstanding, nothing in this Agreement authorizes the Corporation to pay or the Executive to demand payment of fees, costs and expenses if and to the extent payment of fees, costs and expenses constitutes a "prohibited indemnification payment" within the meaning of Federal Deposit Insurance Corporation Rule 359.1(l)(1) [12 CFR 359.1(l)(1)].

     (c) The Executive May Choose the Corporation's Counsel. Notwithstanding any existing or previous attorney-client relationship between the Corporation and any counsel chosen by the Executive under Section 7(a), the Corporation irrevocably consents to the Executive's entering into an attorney-client relationship with that counsel, and the Corporation and the Executive agree that a confidential relationship shall exist between the Executive and that counsel.

8. WITHHOLDING OF TAXES

     The Corporation or a Subsidiary may withhold from any benefits payable under this Agreement all Federal, state, local or other taxes as may be required by law, governmental regulation or ruling.

9. SUCCESSORS AND ASSIGNS

     (a) This Agreement Is Binding on the Corporation's Successors. This Agreement shall be binding upon the Corporation and any successor to the Corporation, including any persons acquiring directly or indirectly all or substantially all of the business or assets of the Corporation by purchase, merger, consolidation, reorganization or otherwise. Any such successor shall thereafter be deemed to be the "Corporation" for purposes of this Agreement. But this Agreement and the Corporation's obligations under this Agreement are not otherwise assignable, transferable or delegable by the Corporation. By agreement in form and substance satisfactory to the Executive, the Corporation shall require any successor to all or substantially all of the business or assets of the Corporation expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Corporation would be required to perform if no such succession had occurred.

     (b) This Agreement Is Enforceable by the Executive and His Heirs. This Agreement will inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees and legatees.


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     (c) This Agreement Is Personal in Nature and Is Not Assignable. This
Agreement is personal in nature. Without written consent of the other party, neither party shall assign, transfer or delegate this Agreement or any rights or obligations under this Agreement except as expressly provided in this Section 9. Without limiting the generality or effect of the foregoing, the Executive's right to receive payments hereunder is not assignable or transferable, whether by pledge, creation of a security interest, or otherwise, except for a transfer by Executive's will or by the laws of descent and distribution. If the Executive attempts an assignment or transfer that is contrary to this Section 9, the Corporation shall have no liability to pay any amount to the assignee or transferee.

10. NOTICES

     All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid to the following addresses or to such other address as either party may designate by like notice.

     (a) If to the Corporation, to:Centennial Bancorp
                                   One S.W. Columbia St., Suite 900
                                   Portland, Oregon 97258
                                   Attn:  Corporate Secretary

     (b) If to the Executive, to: ________________________________

                                  ________________________________

                                  ________________________________

and to such other or additional person or persons as either party shall have designated to the other party in writing by like notice.

11. CAPTIONS AND COUNTERPARTS

     The headings and subheadings used in this Agreement are included solely for convenience and shall not affect the interpretation of this Agreement.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

12. AMENDMENTS AND WAIVERS

     No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing or writings signed by the Executive and by the Corporation. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, expressed


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or implied with respect to the subject matter hereof have been made by either party that are not set forth expressly in this Agreement.

13. SEVERABILITY

     The provisions of this Agreement shall be deemed severable. The invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions of this Agreement. Any provision held to be invalid or unenforceable shall be reformed to the extent (and only to the extent) necessary to make it valid and enforceable.

14. GOVERNING LAW

     The validity, interpretation, construction and performance of this Agreement shall be governed by and construed in accordance with the substantive laws of the State of Oregon, without giving effect to the principles of conflict of laws of such State.

15. ARBITRATION

     Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first written above.

CENTENNIAL BANCORP                            EXECUTIVE


By:
   -----------------------------------        ---------------------------------
     Ted R. Winnowski, President & CEO


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                            SCHEDULE TO EXHIBIT 10.21
                           Form of Severance Agreement

     The Severance Agreements between Centennial Bancorp and the officers named below dated May 15, 2001 are identical in all material respects (except as noted below) other than with respect to their employment position, which is as follows for each officer:

         Collin L. Alspach                 Senior Vice President

         Jesse D. Averette                 Senior Vice President

         Dennis M. Carlson                 Executive Vice President

         David A. Dahlstrom                Executive Vice President

         Dennis P. Huserik                 Executive Vice President

         Neal T. McLaughlin                Executive Vice President

         Loretta J. Morse                  Senior Vice President

         Michael V. Paul                   Executive Vice President

         Steven L. Philpott                General Counsel

     In addition, Mr. Carlson's Severance Agreement also includes the following additional language in the recitals:

          WHEREAS, the Executive has served as President and Chief Executive Officer of Centennial Mortgage Company, and after the merger of Centennial Mortgage Company with and into Centennial Bank the Executive will continue to serve as an executive of Centennial Bank, and the Executive acknowledges and agrees that the merger of Centennial Mortgage Company with and into Centennial Bank and the associated change in the Executive's employment status shall not entitle the Executive to severance or termination benefits under this Agreement.